UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.	V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01   OTHER EVENTS

The attached announcement was released to the news media on November 3, 2006.

GLOBAL INVESTMENT UPDATE: PetroSun Acquires Interest in Australian Drilling Company

Vancouver, November 3, 2006 - Global Developments, Inc. (GBDP.PK), a publicly traded venture capital company, is pleased to provide the following update with respect to PetroSun Inc., an oil exploration company in which Global holds an equity stake.

PHOENIX, AZ--(MARKET WIRE)--Nov 2, 2006 -- PetroSun, Incorporated (PSUD.PK - News) announced today that the company has reached an agreement with Tiger Energy that assigns a fifty percent interest in Icon Drilling Pty, Ltd, an Australian entity, to PetroSun for the assumption of a $5.0 million obligation for the purchase of a drilling rig and associated equipment. Icon Drilling is a wholly owned subsidiary of Icon Energy Limited, an Australian public company that trades under the symbol ICN on the Australian Stock Exchange.

Icon Drilling is under contract with Gallagher Engineering to manufacture a Gallagher HDD 450 drilling rig that is capable of reaching depths to 10,000 feet. The drilling rig will be based in Brisbane, Australia, and is scheduled for completion during the second quarter of 2007. PetroSun will open an office within the headquarters of Icon Drilling during the first quarter of 2007.

"The acquisition of interest in Icon Drilling and the Gallagher HDD 450 vertical drilling rig will allow PetroSun to generate revenues from contract drilling and participate in seismic generated prospects in the Cooper Eromanga Basin and the Surat Basin of Queensland," said Rayfield Wright, President of PetroSun. "Furthermore, the agreement with Gallagher grants options on two additional drilling rigs that will allow PetroSun to expand its drilling and exploration operations with Icon and other joint venture partners in Queensland and Western Australia."

About PetroSun

PetroSun's current operations are concentrated in the Ark-La-Tex region with plans to expand into New Mexico, Arizona, Utah and Australia in 2006. PetroSun provides a comprehensive array of products and services to the oil industry. Algae BioFuels, a wholly owned subsidiary of PetroSun, is an emerging producer of biodiesel derived from the cultivation of algae. The Company's cutting-edge technologies, combined with a proven ability to apply them effectively and safely within a disciplined ROI framework, creates long-term value for PetroSun shareholders and partners. PetroSun is headquartered in Phoenix, Arizona. For more information about PetroSun, visit the company's website at http://www.petrosun.us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: November 3, 2006	By:	/s/ John D. Briner
President

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